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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Omnipoint Corporation on Form S-1 (File Nos. 33-98360 and 33-03739), Form S-4 (File Nos. 333-19895 and 333-13961), Form S-3 (File No. 333-58155) and
Form S-8 (File Nos. 333-30681, 333-07345 and 333-03945) of our reports dated
March 31, 1999, on our audits of the consolidated financial statements and financial statement schedule of Omnipoint Corporation as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
April 5, 1999